UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 16, 2004 (December 15, 2004)

Date of Report (Date of earliest event reported)

Overstock.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6322 South 300 East, Suite 100 Salt Lack City, Utah		84121
(Address of principal executive offices)		(Zip Code)

(801) 947-3100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 15, 2004, Overstock.com, Inc. exercised its option to terminate the Loan and Security Agreement by and between Overstock.com, Inc. as Borrower, and Wells Fargo Foothill, Inc. as Lender, dated May 6, 2004 (the “Loan Agreement”).  No early termination penalties were incurred by Overstock.com, Inc. The Loan Agreement provided for advances to us of up to a maximum of $20 million and had a termination date of May 6, 2006.

Wells Fargo Foothill, Inc. is a direct or indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, National Association. We have a $10 million credit facility with Wells Fargo Bank, which we use to procure letters of credit from time to time. Certain of our officers and directors have banking relationships with Wells Fargo Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David K. Chidester
David K. Chidester
Vice President, Finance

Date:	December 16, 2004